SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):  May 9, 2005 (May 9, 2005)

SENECA GAMING CORPORATION

(Exact Name of Registrant as Specified in Charter)

Not Applicable State or Other Jurisdiction of Incorporation)	333-117633 (Commission File Number)	54-2122988 (IRS Employer Identification No.)

310 Fourth Street
Niagara Falls, NY (Seneca Nation Territory)	14303
(Address of Principal	(Zip Code)
Executive Offices)

Registrant’s telephone number, including area code: (716) 299-1100

Not Applicable

(Former name or address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02                                             Termination of a Material Definitive Agreement.

                On May 9, 2005, Seneca Niagara Falls Gaming Corporation, the Borrower, the Seneca Nation of Indians and Freemantle Limited, the Lender, entered into an agreement to terminate the term loan entered into by the Borrower and the Lender in November 2002, or the Termination Agreement. The term loan was entered into as a construction and development loan prior to the opening of Seneca Niagara Casino. The Termination Agreement allows the Borrower to pay the term loan at a negotiated amount. Pursuant to the terms of the Termination Agreement, we are required to pay an amount equal to (i) the outstanding principal of $80.0 million under the term loan plus (ii) the aggregate amount of interest on such principal at a prescribed interest rate that would otherwise be payable if the term loan were not being paid on or around May 23, 2004, but were instead paid 8½ months prior to its stated maturity, which amount is approximately $46.0 million and otherwise reduces the future interest payments due under the term loan if it had not been terminated by approximately $18.0 million. This will, however, result in a charge to earnings on the early extinguishment of the term loan of approximately $50.0 million, including the write off of $4.0 million of deferred financing costs. The interest rate is equal to one-month LIBOR as in effect three business days immediately preceding the closing of this offering plus 29% per annum. Payment in full and termination of the term loan is expected to occur on or about May 23, 2005.  The above summary is qualified in its entirety by the Termination Agreement, which is attached to this Current Report as Exhibit 10.1 and is incorporated herein by reference.

                Seneca Gaming Corporation, the parent and sole direct owner of the Borrower, is looking at several financing options to borrow the necessary funds to prepay the term loan. There can be no assurance, however, that SGC will be able to raise the necessary funds on or prior to May 23, 2005.

                SGC also issued a press release earlier today regarding the above mentioned matters.  A copy of the press release is attached to the Current Report as Exhibit 99.1.

Item 9.01  Financial Statements and Exhibits

                The following exhibits are filed as a part of this Current Report on Form 8-K:

(a)                                  Exhibit

                                                10.1         Term Loan Termination Agreement , dated May 9, 2005, by and between Freemantle Limited, the Seneca Nation of Indians and Seneca Niagara Falls Gaming Corporation

99.1                           Press Release issued by Seneca Gaming Corporation, dated May 9, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

SENECA GAMING CORPORATION
(Registrant)

Date: May 9, 2005		/s/ Barry W. Brandon
	Name:	Barry W. Brandon
	Title:	Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit
No.	Description

10.1*	Freemantle Term Loan Termination Agreement, dated May 9, 2005, by and between Freemantle Limited, the Seneca Nation of Indians and Seneca Niagara Falls Gaming Corporation.

99.1*	Press Release issued by Seneca Gaming Corporation, dated May 9, 2005.

*Filed herewith